     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2001

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                           NETSOL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                                        95-4627685
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


               24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302
                                 (818) 222-9195
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                   -----------

                               MALEA FARSAI, ESQ.
                                 GENERAL COUNSEL
                           NETSOL INTERNATIONAL, INC.
                         24025 PARK SORRENTO, SUITE 220
                           CALABASAS, CALIFORNIA 91302
                                 (818) 222-9195
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                   COPIES TO:
                              KAREN C. GOODIN, ESQ.
                               Riordan & McKinzie
                         600 Anton Boulevard, 18th Floor
                              Costa Mesa, CA 92626
                                 (714) 433-2900

                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
       FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS EFFECTIVE.

                                   -----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------- --------------------- --------------------- ---------------------- ----------------
              TITLE OF EACH CLASS OF                                        PROPOSED              PROPOSED
            SECURITIES TO BE REGISTERED                                      MAXIMUM               MAXIMUM             AMOUNT OF
                                                    AMOUNT TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
                                                     REGISTERED             PER UNIT (1)        OFFERING PRICE            FEE
----------------------------------------------- --------------------- --------------------- ---------------------- ----------------
Common Stock, $.001 par value                        624,875                 $3.32                $2,074,585            $519
----------------------------------------------- --------------------- --------------------- ---------------------- ----------------

(1) Based upon the average of the high and low sales prices of the common stock as reported on the Nasdaq Small Cap Market on March 9, 2001 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                                   -----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

SUBJECT TO COMPLETION Dated March 14, 2001 The information in this prospectus in not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                           NETSOL INTERNATIONAL, INC.

                         624,875 Shares of Common Stock


         This prospectus is part of the registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

         - The selling securityholders set forth on page 10 of this prospectus may issue up to 624,875 shares of our common stock from time to time.

         - You should read this prospectus and any prospectus supplement carefully before you invest.

         Our common stock, $.001 par value is listed on the Nasdaq SmallCap Market, under the symbol "NTWK". On March 9, 2001, the last reported sale price for our common stock was $3 9/32 per share.

         The selling securityholders may offer these shares directly to purchasers, through agents that they designate from time to time or to or through underwriters or dealers. We will not receive any of the proceeds from the sale of such shares.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                   -----------

         Our principal executive offices are located at 24025 Park Sorrento, Suite 220, Calabasas, CA 91302 and our telephone number is (818) 222-9195. Our web site is located at www.netsol-intl.com. Information contained in our web site is not part of this prospectus.

                                   -----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

                   THE DATE OF THIS PROSPECTUS IS       , 2001

                                TABLE OF CONTENTS



Risk Factors......................................................    3
The Company.......................................................    9
Special Note Regarding Forward-Looking Statements.................    9
Use of Proceeds...................................................    9
Selling Securityholders...........................................   10
General Description of Securities.................................   11
Plan of Distribution..............................................   12
Legal Matters.....................................................   13
Experts...........................................................   13
Where You Can Find More Information...............................   14

                                  RISK FACTORS

         An investment in the shares of common stock offered by this prospectus involves a high degree of risk. You should carefully review the following risk factors as well as the other information set forth in this prospectus before making an investment.

         SOME OF THE INFORMATION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. YOU CAN IDENTIFY THESE STATEMENTS BY FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "ESTIMATE" AND "CONTINUE" OR SIMILAR WORDS. YOU SHOULD READ STATEMENTS THAT CONTAIN THESE WORDS CAREFULLY BECAUSE THEY:

         -        DISCUSS OUR FUTURE EXPECTATIONS;

         - CONTAIN PROJECTIONS OF OUR FUTURE OPERATING RESULTS OR OF OUR FUTURE FINANCIAL CONDITION; AND/OR

         -        STATE OTHER "FORWARD-LOOKING" INFORMATION.

         WE BELIEVE IT IS IMPORTANT TO COMMUNICATE OUR EXPECTATIONS TO OUR INVESTORS. THERE MAY BE EVENTS IN THE FUTURE, HOWEVER, THAT WE ARE NOT ACCURATELY ABLE TO PREDICT OR OVER WHICH WE HAVE NO CONTROL. THE RISK FACTORS LISTED IN THIS SECTION, AS WELL AS ANY CAUTIONARY LANGUAGE IN THIS PROSPECTUS, PROVIDE EXAMPLES OF RISKS, UNCERTAINTIES AND EVENTS THAT MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS WE DESCRIBE IN OUR FORWARD-LOOKING STATEMENTS. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF ANY OF THE EVENTS DESCRIBED IN THESE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS AND THAT UPON THE OCCURRENCE OF ANY OF THESE EVENTS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

IF WE DO NOT ATTRACT AND RETAIN QUALIFIED PROFESSIONAL STAFF, WE MAY NOT BE ABLE TO ADEQUATELY PERFORM OUR CLIENT ENGAGEMENTS, WHICH COULD LIMIT ACCEPT OUR ABILITY TO NEW CLIENT ENGAGEMENTS.

         Our business is labor intensive and our success depends in large part upon our ability to attract, retain, train and motivate highly skilled employees. Because of the rapid growth in the Information Technology or I/T sector, there is intense competition for employees who have modeling, creative design, technical and program management experience. In addition, the Internet has created many opportunities for people with the skills we seek to form their own companies or join startup companies and these opportunities frequently offer the potential for significant future financial profit through equity incentives which we cannot match. We may not be successful in attracting a sufficient number of highly skilled employees in the future, or in retaining, training and motivating the employees we are able to attract. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to bid for or accept new client engagements.

IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY, OUR OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

         Our growth has placed significant demands on our management and other resources. Our revenues increased approximately 100% from $3.5 million (restated) in 1999 to $7.0 million in 2000. Our staff increased from 112 full-time employees at June 30, 1999 to 425 at December 31, 2000. Our future success will depend on our ability to manage our growth effectively, including by:

         - developing and improving our operational, financial and other internal systems;

         - integrating and managing acquired businesses, joint ventures and strategic investments;

         -        training, motivating and managing our employees;

         -        estimating fixed-price fees and project timeframes accurately;

         -        maintaining high rates of employee utilization; and

         -        maintaining project quality and client satisfaction.

WE HAVE SIGNIFICANT FIXED OPERATING COSTS, WHICH MAY BE DIFFICULT TO ADJUST IN RESPONSE TO UNANTICIPATED FLUCTUATIONS IN REVENUES.

         A high percentage of our operating expenses, particularly personnel and rent, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number, or progress toward completion, of our projects may cause significant variations in operating results in any particular quarter and could have a material adverse effect on operations for that quarter.

         An unanticipated termination of a major project, a client's decision not to proceed with a project we anticipated, or the completion during a quarter of several major client projects could require us to maintain underutilized employees and could therefore have a material adverse effect on our business, financial condition and results of operations. Our revenues and earnings may also fluctuate from quarter to quarter based on such factors as:

         -        the contractual terms and timing of completion of projects;

         -        any delays incurred in connection with projects;

         -        the adequacy of provisions for losses and bad debts;

         - the accuracy of our estimates of resources required to complete ongoing projects; and

         -        general economic conditions.

IF BUSINESSES DO NOT INCREASE THEIR USE OF THE INTERNET AS A MEANS FOR CONDUCTING COMMERCE, OUR REVENUES WILL BE ADVERSELY AFFECTED.

         One of the sources of our revenue is use of our software on-line. We have spent our resources to develop our software so that it will be used via the Internet. Our future success depends on the increased acceptance and use of the Internet as a means for conducting commerce. If commerce on the Internet does not continue to grow, or grows more slowly than expected, revenue growth would slow or decline and our business, financial condition and results of operations would be materially adversely affected. Consumers and businesses may delay adoption of the Internet as a viable medium for commerce for a number of reasons not within our control, including:

         -        inadequate network infrastructure;

         - delays in the development of Internet enabling technologies and performance improvements;

         - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity;

         - delays in the development of security and authentication technology necessary to effect secure transmission of confidential information;

         - changes in, or insufficient availability of, telecommunications services to support the Internet; and

         - failure of companies to meet their customers' expectations in delivering goods and services over the Internet.

INTERNATIONAL EXPANSION OF OUR BUSINESS COULD RESULT IN FINANCIAL LOSSES DUE TO CHANGES IN FOREIGN ECONOMIC CONDITIONS OR FLUCTUATIONS IN CURRENCY AND EXCHANGE RATES.

         We expect to continue to expand our international operations. We currently have offices in the United Kingdom, Germany, Pakistan and Australia. We have limited experience in marketing, selling and providing our services internationally. International operations are subject to other inherent risks, including:

         -        recessions in foreign countries;

         -        fluctuations in currency exchange rates;

         - difficulties and costs of staffing and managing foreign operations;

         - reduced protection for intellectual property in some countries;

         - political instability or changes in regulatory requirements or overthrowing the current government in the foreign countries; and

         - U.S. imposed restrictions on the import and export of technologies.

WE DEPEND HEAVILY ON A LIMITED NUMBER OF CLIENT PROJECTS AND THE LOSS OF ANY WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         We have derived, and believe that we will continue to derive, a significant portion of our revenues from a limited number of clients for whom we perform large projects. For the year ended June 30, 2000, our four largest clients accounted for over 30% of our revenues. In addition, revenues from a large client may constitute a significant portion of our total revenues in a particular quarter. The loss of any principal client for any reason, including as a result of the acquisition of that client by another entity, could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO ACHIEVE ANTICIPATED BENEFITS FROM ACQUISITIONS, JOINT VENTURES AND STRATEGIC INVESTMENTS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         During the past year, we have completed four acquisitions and entered into one alliance. The anticipated benefits from these and future acquisitions, joint ventures and strategic investments may not be achieved. For example, when we acquire a company, we cannot be certain that customers of the acquired business will continue to do business with us or that employees of the acquired business will continue their employment or become well integrated into our operations and culture. The identification, consummation and integration of acquisitions, joint ventures and strategic investments require substantial attention from management. The diversion of the attention of management relating to these activities, as well as any difficulties encountered in the integration process, could have an adverse impact on our business, financial condition and results of operations.

IF ANY CLIENT UNEXPECTEDLY TERMINATES THEIR CONTRACTS WITH US OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         Our clients, with limited advance notice and without significant penalty, can cancel some of our contracts. Termination by any client of a contract for our services could result in a loss of expected revenues and additional expenses for staff which were allocated to that client's project. The cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

OUR STOCK PRICE IS VOLATILE AND MAY RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         The trading price of our common stock could be subject to wide fluctuations in response to:

         - quarterly variations in operating results and our achievement of key business metrics;

         -        changes in earnings estimates by securities analysts;

         - any differences between reported results and securities analysts' published or unpublished expectations;

         - announcements of new contracts or service offerings by us or our competitors;

         - market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; and

         - general economic or stock market conditions unrelated to our operating performance.

         In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and a diversion of management attention and resources.

IF WE DO NOT KEEP PACE WITH TECHNOLOGICAL CHANGES, OUR COMPETITIVE POSITION WILL SUFFER.

         Our markets and the technologies used in our solutions are characterized by rapid technological change. Failure to respond in a timely and cost-effective way to these technological developments would have a material adverse effect on our business, financial condition and results of operations. We expect to derive a substantial portion of our revenues from providing software that is based upon leading technologies and that is capable of adapting to future technologies. As a result, our success will depend on our ability to offer services that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. We may not be successful in addressing future developments on a timely basis. Our failure to keep pace with the latest technological developments would have a material adverse effect on our business, financial condition and results of operations.

WE FACE SIGNIFICANT COMPETITION IN MARKETS THAT ARE NEW AND RAPIDLY CHANGING.

         The markets for the services we provide are highly competitive. We believe that we currently compete principally with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in our markets have significantly greater financial, technical and marketing resources than we do and generate greater revenues and have greater name recognition than we do. In addition, there are relatively low barriers to entry into our markets and we have faced, and expect to continue to face competition from new entrants into our markets.

         We believe that the principal competitive factors in our markets include:

         - ability to integrate strategy, experience modeling, creative design and technology services;

         -        quality of service, speed of delivery and price;

         -        industry knowledge;

         -        sophisticated project and program management capability; and

         -        Internet technology expertise and talent.

         We believe that our ability to compete also depends in part on a number of competitive factors outside our control, including:

         - the ability of our competitors to hire, retain and motivate professional staff;

         - the development by others of Internet services or software that is competitive with our solutions; and

         -        the extent of our competitors' responsiveness to client needs.

         There can be no assurance that we will be able to compete successfully in our markets.

IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY SOFTWARE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         Our success depends, in part, upon our proprietary software and other intellectual property rights. We rely upon a combination of trade secrets, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require that our consultants and clients enter into these agreements, and limit access to and distribution of our proprietary information. There can be no assurance that the steps we take in this regard will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted that any infringement claim will be successfully defended. A successful claim against us could materially adversely affect our business, financial condition and results of operations. We may not have the right to resell or reuse software developed for specific clients A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties and there can be no assurance that clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use solutions can be complicated and there can be no assurance that disputes will not arise that affects our ability to resell or reuse these solutions. Any limitation on our ability to resell or reuse a solution could require us to incur additional expenses to develop new solutions for future projects.

WE ARE DEPENDENT ON OUR KEY PERSONNEL.

         Our success will depend in large part upon the continued services of a number of key employees, including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The loss of the services of either of these or of one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. In addition, if one or more of our key employees resigns from NetSol to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any personnel, there can be no assurance that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel.

WE DO NOT PAY CASH DIVIDENDS.

         We have never paid dividends and do not presently intend to pay any dividends in the foreseeable future.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         Future sales of our common stock could negatively impact the market price of our common stock. Shares of our common stock that have not been previously traded in the public market but may at some time be sold in the public market include:

         -        shares held by affiliates;

         -        shares issued or to be issued in acquisitions;

         -        shares issuable upon conversion of convertible notes; and

         -        shares to be issued pursuant to stock options and warrants.

         The aggregate number of such shares is much greater than the number of shares of our common stock which have previously traded on the public market. There is only a limited trading market for our common stock and it is possible that you may not be able to sell your shares easily There is currently only a limited trading market for our common stock. Our common stock trades on the Nasdaq SmallCap Market under the symbol "NTWK" with very limited trading volume. There can be no assurance that a substantial trading market will ever develop (or be sustained, if developed) for our common stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without delay.

THE FUTURE ISSUANCE OF COMMON STOCK UPON EXERCISE OF OPTIONS AND WARRANTS MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

         As of December 31, 2000, there were outstanding options to purchase an aggregate of 2,391,750 shares of our common stock under our 1999 and 1997 option plans and outstanding warrants to purchase an aggregate of 125,092 shares of common stock. In addition, in connection with a recent financing, we issued to the selling securityholders warrants to purchase an aggregate of 63,015, 79,197 and 19,973 shares of our common stock in January, February and March of 2001, respectively.

         During the respective terms of the warrants and options granted or to be granted under our option plans, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing stockholders. The existence of these warrants and options could make it more difficult for us to obtain additional financing while such securities are outstanding. The holders may be expected to exercise their rights to acquire common stock and sell at a time when we would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these warrants and options.

                                   THE COMPANY

         NetSol International, Inc. (formerly Mirage Holding, Inc.) was founded in 1997 and is now in the business of information technology or I/T services. NetSol has helped clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results. Network Solutions Pvt. Ltd. or NetSol PK develops the majority of the software for NetSol. NetSol PK was the first company in Pakistan to achieve the ISO 9001 accreditation. NetSol is in the process of attaining SEI CMM Level 3 accreditation. This is one of the highest levels of recognition for quality and best practices that a software house can achieve.

         NetSol offers a broad array of professional services to clients in the global commercial markets and specializes in the application of advanced and complex I/T to achieve its customers' strategic objectives. Its service offerings include outsourcing, systems integration, and I/T and management consulting and other professional services, including e-business solutions.

         Our principal executive offices are located at 24025 Park Sorrento, Suite 220, Calabasas, California 91302 and our telephone number is (818) 222-9195.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained or incorporated by reference in this prospectus are forward-looking statements concerning our operations, economic performance and financial condition. Forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, are included, for example, in the discussions about:

         -        our strategy;

         -        product sales and revenues;

         -        new product development or product introduction;

         -        expenses, earnings and net income; and

         -        our operational and legal risks.

         These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors".

                                 USE OF PROCEEDS

         As the shares of our common stock to which this prospectus relates are offered by the selling securityholders and not by us, we will not receive any of the proceeds from the resales of those shares.

                            SELLING SECURITYHOLDERS

         The following table sets forth the selling securityholders, and the number of shares of our common stock beneficially owned by them as of March 13, 2001 which may be offered pursuant to this prospectus. This information is based upon information provided to us by the named selling securityholders. Given that the selling securityholders may offer all, some or none of their respective shares of common stock, no definitive estimate as to the number of shares that will be held by the selling securityholders after such offering can be provided.

         Deephaven Private Placement Trading Ltd. is a private investment fund that is owned by all of its investors and managed by Deephaven Capital Management LLC. Deephaven Capital Management LLC, of which Mr. Irvin Kessler is the fund manager, has voting and investment control over the shares listed below owned by Deephaven Private Placement Trading Ltd. Deephaven Capital Management LLC is an indirect subsidiary of Knight Trading Group, Inc.

         Each of the selling securityholders has represented to us that it did, or will with respect to the common stock issuable upon the exercise of warrants, acquire the securities listed opposite its name below in the ordinary course of business, and that it does not have any agreement or understanding, directly or indirectly, with any person to distribute those securities.

                                                        SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                                             BEFORE OFFERING         NUMBER OF SHARES        AFTER OFFERING
                 SELLING STOCKHOLDERS                    NUMBER (1)   PERCENT (2)     BEING OFFERED     NUMBER (3)      PERCENT
                 --------------------                    ----------   -----------     -------------     ----------      -------
Deephaven Private Placement Trading Ltd.                  601,731(4)       *             601,731(4)          0             *
Jesup & Lamont Securities Corporation                      23,144(5)       *              23,144(5)          0             *


*    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that the selling stockholders have the right to acquire pursuant to the exercise of warrants and options exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding the warrants for the purpose of computing the number of shares beneficially owned.

(2) Percentage ownership is based on 11,580,497 shares of common stock outstanding as of March 9, 2001.

(3)  Assumes the sale of all shares of common stock offered hereby.

(4) Includes 138,861 shares of common stock issuable upon the exercise of warrants.

(5)  Represents shares of common stock issuable upon the exercise of warrants.

                        GENERAL DESCRIPTION OF SECURITIES

         As of the date of this prospectus, we are authorized to issue up to 25,000,000 shares of common stock. As of March 9, 2001, we had 11,580,497 shares of common stock issued and outstanding.

DIVIDENDS

         The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment.

RIGHTS UPON LIQUIDATION

         In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

VOTING RIGHTS

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

MISCELLANEOUS

         The holders of common stock are not entitled to redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Compushare, Inc. is the transfer agent and registrar for our common stock. Our common stock is traded on the Nasdaq Small Cap Market under the symbol "NTWK."

                              PLAN OF DISTRIBUTION

         The selling securityholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered pursuant to this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales

     - broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

         The selling securityholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         The selling securityholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwirters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

         Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling securityholders. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Malea Farsai, Esq. General Counsel of NetSol International, Inc.

                                     EXPERTS

         The consolidated financial statements incorporated by reference in this prospectus have been audited by Stonefield Josephson, Inc., Saeed Kamran Patel & Co., and Mazars Neville Russell, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firms as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

GOVERNMENT FILINGS. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Our web site can be found at http:/ /www.netsol-intl.com. Information contained in our web site is not part of this prospectus.

STOCK MARKET. The common shares are traded on the Nasdaq SmallCap Market. Materials filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INFORMATION INCORPORATED BY REFERENCE. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus.

         We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

         - our Annual Report on Form 10-KSB (File No. 0-22773) for the year ended June 30, 2000 as filed with the SEC on October 13, 2000; and Amendment No. 1 to our Annual Report on Form 10-KSB/A (File No. 0-22773) for the year ended June 30, 2000 and filed with the SEC on February 2, 2001;

         - our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 as filed with the SEC on November 14, 2000; and Amendment No. 1 to our Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2000 and filed with the SEC on February 2, 2001;

         - our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000 as filed with the SEC on February 14, 2001;

         - our Current Reports on Form 8-K dated July 25, 2000, October 25, 2000 and January 23, 2001; and

         - the description of our common stock, which is contained in our registration statement filed on Form 8-A filed on June 30, 1996 as amended by Form 8-A/A filed on November 21, 1997.

         You may request free copies of these filings by writing or telephoning us at the following address:

                  Rick Poole
                  NetSol International, Inc.
                  24025 Park Sorrento, Suite 220
                  Calabasas, CA 91302
                  (818) 222-9195

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of estimated expenses we will pay in connection with the issuance and distribution of the securities being registered. None of these expenses will be paid by the selling securityholders.


ITEM                                                                     AMOUNT

SEC registration fee..............................................         $519
Printing fees.....................................................      $10,000
Nasdaq fees.......................................................       $5,000
Blue sky fees and expenses........................................       $5,000
Legal fees and expenses...........................................      $15,000
Accountants' fees and expenses....................................       $5,000
Transfer agent fees...............................................       $1,000
Miscellaneous.....................................................       $2,000

  Total...........................................................      $43,519

         All of the above amounts, except for the SEC registration fee, have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Nevada General Corporation Law allows us to indemnify our officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. We may authorize such indemnification if we determine that it is proper under the circumstances. This determination can be authorized based on a vote of our stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney's fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director.

         We have purchased and maintained insurance covering our officers and directors for the purpose of covering indemnification expenses.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of our company as to which indemnification is being sought.

ITEM 16.  EXHIBITS.


 EXHIBIT  DESCRIPTION
  NUMBER  -----------
  ------
     4.1 Securities Purchase Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.
     4.2 Registration Rights Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.
     4.3 Letter Agreement, dated February 23, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.

     5.1 Opinion of Malea Farsai, Esq., General Counsel of NetSol International, Inc.
     23.1 Consent of Stonefield Josephson, Inc.
     23.2 Consent of Saeed Kamran Patel & Co.
     23.3 Consent of Mazars Neville Russell.
     23.4 Consent of Malea Farsai, Esq., General Counsel of NetSol International, Inc. (included in Exhibit 5).
     24.1 Powers of Attorney (included on page II-3).


ITEM 17.  UNDERTAKINGS.

         (1)      We hereby undertake:

                  (a) To file, during any period in which the selling securityholders offer or sell securities, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any additional or changed material
                  information of the plan of distribution.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

                  (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (3)      We also undertake that we will:

                  (a) For determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

                  (b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calabasas, State of California on March 12, 2001.

                                              NETSOL INTERNATIONAL, INC.

                                              By: /s/ Najeeb U. Ghauri
                                                 -----------------------------
                                                       Najeeb U. Ghauri,
                                                    CHIEF EXECUTIVE OFFICER


                               POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Najeeb U. Ghauri, Chief Executive Officer of NetSol International, Inc., his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this registration statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                           TITLE                                                DATE
         /s/ Salim Ghauri
--------------------------------------             President and Director                               March 12, 2001
             Salim Ghauri                          (Principal Executive Officer)

          /s/ Syed Husain
--------------------------------------             Chief Financial Officer                              March 12, 2001
              Syed Husain                          (Principal Financial and Accounting Officer)

       /s/ Najeeb U. Ghauri
--------------------------------------             Chief Executive Officer and Director                 March 12, 2001
           Najeeb U. Ghauri

         /s/ Shahab Ghauri
--------------------------------------             Director                                             March 12, 2001
             Shahab Ghauri

         /s/ Irfan Mustafa
--------------------------------------             Chairman of the Board and Director                   March 12, 2001
             Irfan Mustafa

         /s/ Naeem Ghauri
--------------------------------------             Chief Operating Officer and Director                 March 12, 2001
             Naeem Ghauri

          /s/ Cary Burch
--------------------------------------             Director                                             March 12, 2001
              Cary Burch

         /s/ Waheed Akbar
--------------------------------------             Director                                             March 12, 2001
             Waheed Akbar

         /s/ Nasim Ashraf
--------------------------------------             Director                                             March 12, 2001
             Nasim Ashraf

                                  EXHIBIT INDEX




 EXHIBIT  DESCRIPTION
  NUMBER  -----------
  ------
     4.1 Securities Purchase Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.
     4.2 Registration Rights Agreement, dated as of January 8, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.
     4.3 Letter Agreement, dated February 23, 2001, between Netsol International, Inc. and Deephaven Private Placement Trading Ltd.
     5.1 Opinion of Malea Farsai, Esq., General Counsel of NetSol International, Inc.
     23.1 Consent of Stonefield Josephson, Inc.
     23.2 Consent of Saeed Kamran Patel & Co.
     23.3 Consent of Mazars Neville Russell.
     23.4 Consent of Malea Farsai, Esq., General Counsel of NetSol International, Inc. (included in Exhibit 5).
     24.1 Powers of Attorney (included on page II-3).